UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
February 11, 2021

GTT Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place
Suite 1450
McLean	Virginia	22102
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	GTT	The New York Stock Exchange
Series A Junior Participating Cumulative Preferred Stock Purchase Rights
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Priming Facility Credit Agreement

As previously disclosed, on December 28, 2020, GTT Communications, Inc. (the “Company”) entered into that certain Priming Facility Credit Agreement (the “Priming Facility Credit Agreement”), among the Company, GTT Communications B.V. (“GTT B.V.”), the lenders party thereto (the “Lenders”) and Delaware Trust Company, as administrative agent and collateral agent (the “Agent”). The Priming Facility Credit Agreement provides for a priming term loan facility consisting of initial and delayed draw term loans in a principal amount of up to $275,000,000 (the “New Term Loan Facility”). The Company made an initial draw of $100,000,000 on December 29, 2020, with a subsequent draw of $175,000,000 (the “Subsequent Draw”) available subject to the satisfaction of certain specified delayed draw conditions.

On February 11, 2021, the Company, GTT B.V., the lenders party thereto and the Agent entered into Amendment No. 1 to the Priming Facility Credit Agreement (the “PTL Amendment”) and the Company made the Subsequent Draw. The PTL Amendment, among other things, amends certain provisions of the Priming Facility Credit Agreement to provide that $135,000,000 of the proceeds of the Subsequent Draw must be deposited into a designated securities account that secures the loans under the New Term Loan Facility. Such proceeds may be withdrawn by the Company no more than once per calendar month in amounts set forth in the Company’s budget delivered in accordance with the Priming Facility Credit Agreement to the advisors (the “Ad Hoc Advisors”) to certain ad hoc groups of creditors that are lenders under the New Term Loan Facility (the “Ad Hoc Groups”). In accordance with the PTL Amendment, $40,000,000 of the Subsequent Draw was deposited into the Company’s operating accounts and the remaining $135,000,000 will be deposited into the designated securities account described above.

The PTL Amendment also adds additional covenants, including that the Company will (i) deliver a good faith proposal with respect to a deleveraging transaction to the Ad Hoc Advisors on or prior to March 8, 2021; (ii) work in good faith to enter into an agreement (a “Support Agreement”) among the Company and certain members of the respective Ad Hoc Groups on or prior to March 31, 2021 for the deleveraging of the Company’s consolidated capital structure that is either (a) acceptable to the Buyer (as defined below) in the pending infrastructure sale transaction announced by the Company on October 16, 2020 (the “Sale Transaction”) or (b) not inconsistent with the Infrastructure SPA (as defined below), which is the sale and purchase agreement for the Sale Transaction; (iii) in connection with entry into a Support Agreement, amend the terms of (x) the Noteholder Forbearance Agreement (the “Second Notes Forbearance Agreement”), dated December 28, 2020, among the Company, the guarantors party thereto and certain beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) of a majority of the outstanding aggregate principal amount of the Company’s outstanding 7.875% Senior Notes due 2024 (the “Notes”) (which amendment shall be in a manner reasonably acceptable to the Requisite Forbearing Noteholders under and as defined in the Second Notes Forbearance Agreement) and (y) the Lender Forbearance Agreement (the “Second Credit Facilities Forbearance Agreement”, and together with the Second Notes Forbearance Agreement, the “Forbearance Agreements”) attached as Annex D to the Amendment No. 4 to Credit Agreement and Consent, dated as of December 28, 2020, among the Company, GTT B.V., each other credit party thereto, the lenders party thereto, and KeyBank National Association, as administrative agent (which amendment shall be in a manner reasonably acceptable to the Requisite Forbearing Lenders under and as defined in the Second Credit Facilities Forbearance Agreement), in each case, to, among other things, extend the forbearance provided under the Forbearance Agreements through September 30, 2021 (which extension may be subject to interim milestones to the extent set forth in the Support Agreement) and provide that any breach of the Support Agreement that is not waived or cured shall constitute a “Termination Event” under the Forbearance Agreements; (iv) deliver to the Ad Hoc Advisors on or prior to February 15, 2021 (1) proposed cleansing materials, (2) a five-year business plan for the Company’s business following consummation of the Sale Transaction that has been approved by the board of directors of the Company (the “Board”) and the Strategic Planning Committee of the Board, which plan must include certain specified operational and financial information and (3) certain other specified preliminary financial information and projections; (v) host conference calls with the Ad Hoc Advisors and, subject to execution of confidentiality agreements, members of the Ad Hoc Groups; and (vi) provide certain legal and business diligence to the Ad Hoc Advisors. In addition, the PTL Amendment modifies the delivery requirement in the Priming Facility Credit Agreement related to the updated vendor due diligence reports that are being prepared by KPMG in connection with the Sale Transaction (the “VDD Reports”). Pursuant to the PTL Amendment, the Ad

Hoc Advisors are required to deliver applicable “hold harmless” letters on customary terms to KPMG and the Company will use commercially reasonably efforts to obtain KPMG’s consent to the delivery of the VDD Reports to the Ad Hoc Advisors.

The foregoing description of the PTL Amendment is not complete and is qualified in its entirety by the terms and provisions of the PTL Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Amendment to Infrastructure Sale and Purchase Agreement

As previously disclosed, on October 16, 2020, the Company, together with its subsidiaries GTT Holdings Limited, Global Telecom and Technology Holdings Ireland Limited, Hibernia NGS Limited and GTT Americas, LLC (collectively, the “Sellers”), and Cube Telecom Europe Bidco Limited (the “Buyer”) entered into a Sale and Purchase Agreement, (the “Infrastructure SPA”). The Infrastructure SPA is the purchase and sale agreement with respect to the Sale Transaction referred to above.

On February 15, 2021, the Sellers and the Buyer entered into the Project Apollo – KPMG VDD Reports Deadline Extension Letter (the “SPA Amendment”), which amends the Infrastructure SPA in relation to the requirement to deliver the VDD Reports to the Buyer. Under the Infrastructure SPA, the Sellers were obligated to deliver the VDD Reports on or before January 31, 2021, and the Buyer would have a termination right, exercisable through February 22, 2021, if the VDD Reports were not delivered by that date or did not meet certain requirements. The Sellers provided portions of the VDD Reports prior to January 31, 2021, but not the complete VDD Reports. As a result, if the SPA Amendment were not entered into, the Buyer would have a right, exercisable until February 22, 2021, to terminate the Infrastructure SPA as a result of the Sellers’ failure to timely deliver the complete VDD Reports.

By entering into the SPA Amendment, the Sellers and the Buyer have agreed to: (i) extend the date by which the Sellers must deliver the complete VDD Reports until March 8, 2021; (ii) extend the date by which the Buyer must exercise its termination rights with respect to clauses 5.1(h) and (i) of the Infrastructure SPA, pertaining to the delivery of, and requirements for, the VDD Reports, until April 9, 2021; and (iii) waive certain of the Buyer’s termination rights related to the VDD Reports to the extent such termination rights would arise with respect to the Company’s fiscal year 2020 budget and forecast included in the complete VDD Reports.

Except as set forth above, the Buyer has reserved all of its rights and remedies arising under the Infrastructure SPA with respect to the Sellers’ failure to deliver the complete VDD Reports by January 31, 2021, and the SPA Amendment does not include a waiver by the Buyer of the Sellers’ breach of this obligation. The SPA Amendment, however, does include an agreement by the Buyer not to exercise its termination right related to the Sellers’ breach of this obligation prior to the earlier of the time the complete VDD Reports are delivered to the Buyer or March 8, 2021. Accordingly, the Buyer will be able to exercise its existing termination rights during the period commencing on the earlier of the date the Sellers deliver the complete VDD Reports or March 8, 2021 and ending on April 9, 2021, regardless of whether the Sellers deliver the complete VDD Reports on or before March 8, 2021.

The Company continues to work expeditiously towards consummating the Sale Transaction. In addition to continuing its efforts to obtain necessary governmental and third party consents and approvals and otherwise satisfy the conditions to closing under the Infrastructure SPA, the Company has made substantial progress implementing the corporate reorganization contemplated by the Sale Transaction (the “Reorganization”) and is continuing to take steps to separate the infrastructure assets that are the subject of the Infrastructure SPA from the rest of the Company’s business.

The foregoing description of the SPA Amendment is not complete and is qualified in its entirety by the terms and provisions of the SPA Amendment, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 11, 2021, the Company borrowed the Subsequent Draw under the Priming Facility Credit Agreement. The Priming Facility Credit Agreement is described in, and attached as Exhibit 10.1 to, the Company’s Current Report on Form 8-K filed on December 29, 2020, which description and exhibit are incorporated herein by reference. In addition, the information set forth under “Amendment to Priming Facility Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on August 18, 2020, the Company received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria set forth in Section 802.01E of the NYSE Listed Company Manual (“Section 802.01E”) as a result of the Company’s failure to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 (the “Q2 SEC Report”) with the Securities and Exchange Commission (the “SEC”) on or before August 17, 2020, the extended period provided for the filing under Rule 12b-25(b) of the Securities Exchange Act of 1934, as amended. The NYSE informed the Company that, under the NYSE’s rules, the Company could regain compliance with the NYSE’s continued listing requirements by filing the Q2 SEC Report and any subsequent delayed periodic filings with the SEC on or before February 17, 2021 (the “Initial Expiration Date”).

The Company was also unable to file on a timely basis its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 (the “Q3 SEC Report” and together with the Q2 SEC Report, the “Late Reports”). In addition, as further described in the Company’s Current Report on Form 8-K filed on December 22, 2020, in connection with the Company’s previously disclosed review of certain accounting issues (the “Review”), the Board of Directors of the Company (the “Board”) concluded that the Company’s previously issued consolidated financial statements for the years ended December 31, 2019, 2018 and 2017, each of the quarters during the years ended December 31, 2019 and 2018 and the quarter ended March 31, 2020 (the “Non-Reliance Periods”) should no longer be relied upon. The Company is preparing restated financial statements relating to the Non-Reliance Periods (the “Restated Financial Statements”), which Restated Financial Statements will be needed to produce the Late Reports.

The Company does not expect to be able to file the Restated Financial Statements or the Late Reports by the Initial Expiration Date, as a result of the Review, which is continuing. Therefore, on January 28, 2021, the Company requested that the NYSE grant an additional six-month cure period (“Additional Cure Period”) through August 17, 2021 to allow the Company to complete and file the Restated Financial Statements, the Late Reports, and any subsequent delayed periodic SEC filings and regain compliance with the NYSE’s continued listing requirements. On February 4, 2021, the NYSE requested supplemental information from the Company, including a timeline of anticipated steps to regain compliance with Section 802.01E, which the Company provided on February 8, 2021.

On February 11, 2021, the NYSE granted the Company’s request for an Additional Cure Period through August 17, 2021, subject to reassessment by the NYSE on an ongoing basis. The NYSE will continue to closely monitor the Company’s progress with its timeline for returning to compliance with Section 802.01E. The NYSE may suspend trading in the Company’s common stock on the NYSE and commence delisting procedures prior to the end of the Additional Cure Period, if circumstances warrant. In addition, in the event the Company does not file the Late Reports or subsequent delayed periodic SEC filings with the SEC by August 17, 2021, the NYSE stated that it will move forward with the initiation of suspension and delisting procedures.

The Company intends to work diligently to complete and file the Restated Financial Statements, the Late Reports and any subsequent delayed periodic SEC filings before the end of the Additional Cure Period. However, the Company cannot predict with certainty when the Restated Financial Statements, the Late Reports and any subsequent delayed periodic SEC filings will be completed.

Disclosures About Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. The above statements regarding the anticipated timing of filing the Restated Financial Statements, the Late Reports and any subsequent delayed periodic filings, NYSE actions, delivery of the complete VDD Reports, consummation of the Reorganization and the Sale Transaction and the Company’s continuing discussions with certain parties regarding entry into a Support Agreement, amendments to the Forbearance Agreements and obtaining consent to delivery of the VDD Reports, constitute forward-looking statements that are based on the Company’s current expectations.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause future events to differ materially from those in the forward-looking statements, many of which are outside of the Company’s control. These factors include, but are not limited to, the effects on the Company’s business and clients of general economic and financial market conditions, as well as the following: (i) the Company may fail to satisfy certain covenants relating to financial statement delivery obligations and representations regarding the Company’s financial statements contained in its financing agreements without obtaining an amendment and/or waiver thereof, which may result in (A) events of default under that certain Indenture, dated as of December 22, 2016 (as amended, supplemented or otherwise modified, the “Indenture”), by and between the Company, as successor by merger to GTT Escrow Corporation, and Wilmington Trust, National Association, as Trustee, governing the Notes; that certain Credit Agreement, dated as of May 31, 2018, by and among the Company and GTT B.V., as borrowers, KeyBank National Association, as administrative agent and letter of credit issuer, and the lenders and other financial institutions party thereto from time to time (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”); the Priming Facility Credit Agreement, (B) if the Company is unable to obtain further agreements from creditors with respect to forbearing from exercising remedies, the acceleration of the Notes and the Company’s obligations under the Credit Agreement and the Priming Facility Credit Agreement and (C) the Company being unable to satisfy its obligations thereunder; (ii) the Company has announced that its previously issued financial statements for the Non-Reliance Periods and related disclosures and communications should no longer be relied upon as a result of preliminary findings of the Company’s ongoing Review; (iii) the completion of the Review and the completion and filing of the Restated Financial Statements, the Late Reports, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and other future periodic filings may take longer than expected as a result of the timing or findings of the Review or the Company’s independent registered public accounting firm’s review process; (iv) the Company may be unable to regain compliance with the NYSE’s continued listing requirements relating to the timely filing of its periodic filings before August 17, 2021, which would result in the NYSE initiating suspension and delisting procedures; (v) the conditions to access funding under the Priming Facility Credit Agreement may not be satisfied and the Company may be unable to access such funding, and existing cash balances and funds generated from operations may not be sufficient to finance the Company’s operations and meet its cash requirements; (vi) the Company is subject to risks associated with the actions of network providers and a concentrated number of vendors and clients; (vii) the Company could be subject to cyber-attacks and other security breaches; (viii) the Company’s network could suffer serious disruption if certain locations experience damage or as the Company adds features and updates its network; (ix) the Company is subject to risks associated with purchase commitments to vendors for longer terms or in excess of the volumes committed by the Company’s underlying clients or sales commitments to clients that extend beyond the Company’s commitments from its underlying suppliers; (x) the Company may be unable to establish and maintain peering relationships with other providers or agreements with carrier neutral data center operators; (xi) the Company’s business, results of operation and financial condition are subject to the impacts of the COVID-19 pandemic and related market and economic conditions; (xii) the Company may be affected by information systems that do not perform as expected or by consolidation, competition, regulation or a downturn in the Company’s industry; (xiii) the Company may be liable for the material that content providers distribute over its network; (xiv) the Company has generated net losses historically and may continue to do so; (xv) the Company may fail to successfully integrate any future acquisitions or to efficiently manage its growth; (xvi) the Company may be unable to retain or hire key employees; (xvii) the Company recently announced management changes; (xviii) the Company is subject to risks relating to the international operations of its business; (xix) the Company may be affected by future increased levels of taxation; (xx) the Company has substantial indebtedness, which could prevent it from fulfilling its obligations under its debt agreements or subject the Company to interest rate risk; (xxi) the Buyer may exercise its termination right related to the VDD Reports under the Infrastructure SPA, as amended by the SPA Amendment; (xxii) the Sellers and the Buyer may be unable to obtain the necessary approvals for the pending infrastructure Sale Transaction or the Reorganization from governmental authorities in a timely manner, on terms acceptable to the Sellers and the Buyer, or at all; (xxiii) the Company may be unable to obtain from the lenders or the holders of Notes the further forbearances, waivers, consents, releases or other agreements that may be necessary to prevent a default under the Credit Agreement, the Priming Facility Credit Agreement or the Indenture that may be necessary to satisfy the conditions to the closing of the Sale Transaction, either on terms acceptable to the Company or at all, in which case the Infrastructure SPA would terminate unless the Buyer provides a waiver; (xxiv) the Company may not be able to obtain the consent of certain parties to contracts with the Sellers and their subsidiaries that will be necessary to fully implement the Sale Transaction or the Reorganization, on terms acceptable to the Company or at all; (xxv) the Buyer may be unable to obtain financing sufficient to enable it to consummate the Sale Transaction as required at the closing under the Infrastructure SPA; (xxvi) the potential failure to satisfy other closing conditions under the Infrastructure SPA which may result in the Sale Transaction not being consummated; (xxvii) the potential failure of the Company to realize anticipated benefits of the Sale Transaction; (xxviii) risks from relying on the Buyer for various critical transaction services and network services for an extended period under the transition services agreement and the master services agreement contemplated by the Infrastructure SPA; (xxix) the potential impact of announcement or consummation of the Reorganization and the Sale Transaction on relationships with third parties, including customers, employees and competitors; (xxx) the ability to attract new customers and retain existing customers in the manner anticipated; and (xxxi) the Company has announced that it expects to report material weaknesses in internal control over financial reporting and its internal control over financial reporting may have further weaknesses of which the Company is not currently aware or which have not been detected; such material weaknesses, among other things, could impact the Company’s ability to appropriately provide for the purchase price adjustment mechanisms in the Infrastructure SPA. The foregoing list of factors is not exhaustive. The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. For a discussion of a variety of risk factors affecting the Company’s business and prospects, see “Risk Factors” in the Company’s annual and quarterly reports filed with the SEC including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which have been filed with the SEC and are available on the Company’s website (www.gtt.net) and on the SEC’s website (www.sec.gov).

Item 9.01	Financial Statements and Exhibits
(d)      Exhibits
The following exhibit is filed as part of this report:

Number	Description

10.1
Amendment No. 1 to Priming Facility Credit Agreement, dated as of February 11, 2021, among GTT Communications, Inc., GTT Communications B.V., the lenders party thereto and Delaware Trust Company, as administrative agent and collateral agent.

10.2	Project Apollo – KPMG VDD Reports Deadline Extension Letter, dated February 15, 2021, by and among GTT Communications, Inc., GTT Holdings Limited, Global Telecom and Technology Holdings Ireland Limited, Hibernia NGS Limited, GTT Americas, LLC and Cube Telecom Europe Bidco Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 16, 2021

GTT Communications, Inc.

		By:	/s/ Donna Granato
Donna Granato
Interim Chief Financial Officer